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                                                                     EXHIBIT 1.1

                         VNUS Medical Technologies, Inc.

                               __________ Shares

                                  Common Stock

                             UNDERWRITING AGREEMENT

                          dated _______________, 2004

                         Banc of America Securities LLC
                               Piper Jaffray & Co.
                             William Blair & Company
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                             UNDERWRITING AGREEMENT

            , 2004

BANC OF AMERICA SECURITIES LLC
PIPER JAFFRAY & CO.
WILLIAM BLAIR & COMPANY
   As Representatives of the several Underwriters
c/o BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York, NY 10019

Ladies and Gentlemen:

      Introductory. VNUS Medical Technologies, Inc., a Delaware corporation (the "Company), proposes to issue and sell to the several underwriters named in Schedule A (the "Underwriters") an aggregate of __________ shares of its Common Stock, par value $0.001 per share (the "Common Stock"); and the stockholders of the Company named in Schedule B (collectively, the "Selling Stockholders") severally propose to sell to the Underwriters an aggregate of __________ shares of Common Stock. The shares __________ of Common Stock to be sold by the Company and the __________ shares of Common Stock to be sold by the Selling Stockholders are collectively called the "Firm Common Shares." In addition, the Company has granted to the Underwriters an option to purchase up to an additional __________ shares of Common Stock. The additional __________ shares to be sold by the Company pursuant to such option are collectively called the "Optional Common Shares." The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares are collectively called the "Common Shares." Banc of America Securities LLC ("BAS") and Piper Jaffray & Co. ("Piper") have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Common Shares.

      The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-117640), which contains a form of prospectus to be used in connection with the public offering and sale of the Common Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act, is called the "Registration Statement." Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement," and from and
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after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Common Shares, is called the "Prospectus"; provided, however, if the Company has, with the consent of BAS and Piper, elected to rely upon Rule 434 under the Securities Act, the term "Prospectus" shall mean the Company's prospectus subject to completion (each, a "preliminary prospectus") dated , together with the applicable term sheet (the "Term Sheet") prepared and filed by the Company with the Commission under Rules 434 and 424(b) under the Securities Act and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus or the Term Sheet, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

      The Company and the Selling Stockholders hereby confirm their engagement of Piper as, and Piper hereby confirms its agreement with the Company and the Selling Stockholders to render services as, a "qualified independent underwriter," within the meaning of Section (b)(15) of Rule 2720 of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the offering and sale of the Shares. Piper, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the "QIU." The price at which the Shares will be sold to the public shall not be higher than the maximum price recommended by the QIU.

      The Company and each of the Selling Stockholders hereby confirm their respective agreements with the Underwriters and the QIU as follows:

      Section 1. Representations and Warranties of the Company and the Selling Stockholders.

      A. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter as follows:

      (a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

      Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Common Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement

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and any post-effective amendment thereto, at the time it became effective and at all times during the Prospectus Delivery Period (as defined below), complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all times during the Prospectus Delivery Period (as defined below), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

      (b) Offering Materials Furnished to Underwriters. The Company has delivered to the Representatives three complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

      (c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the completion of the Underwriters' distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

      (d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as to rights to indemnification hereunder may be limited by applicable law and except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principals.

      (e) Authorization of the Common Shares. The Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

      (f) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, other than the Selling Stockholders with respect to the Common Shares included in the Registration Statement, except for such rights as have been duly waived.

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      (g) No Material Adverse Change. Except as otherwise disclosed in the
Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiary, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiary, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or its subsidiary, on any class of capital stock or repurchase or redemption by the Company or its subsidiary of any class of capital stock.

      (h) Independent Accountants. PricewaterhouseCoopers LLP, which has expressed its opinion with respect to certain financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent registered public accounting firm as required by the Securities Act.

      (i) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the financial position of the Company as of and at the dates indicated and the results of its operations and cash flows for the periods specified. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions "Summary - Summary Financial Data," "Selected Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

      (j) Incorporation and Good Standing of the Company and its Subsidiary. Each of the Company and its subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of California. The Company and its subsidiary are duly qualified as a foreign corporation to transaction business and are in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions (other than the State of California) where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of the subsidiary has been duly authorized and validly issued, is fully paid and

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nonassessable and is owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. Except for VNUS Medical Technologies Gmbh, the Company does not own or control, directly or indirectly, any corporation, association or other entity.

      (k) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the column "Actual" under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding convertible securities, options or warrants described in the Prospectus). The Common Stock (including the Common Shares) conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock (including the shares of Common Stock owned by Selling Stockholders) have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or its subsidiary other than those described in the Prospectus or issued or granted after the date thereof. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

      (l) Listing. The Common Shares have been approved for listing on the NASDAQ National Market, subject only to official notice of issuance.

      (m) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor its subsidiary is in violation of its charter or by-laws or in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or its subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or its subsidiary is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company,
(ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiary pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material

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Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or its subsidiary that would reasonably be expected, singly or in the aggregate, to result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act and applicable state securities or blue sky laws.

      (n) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened (i) against or affecting the Company or its subsidiary,
(ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or its subsidiary or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding would be determined adversely to the Company or its subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company, or with the employees of any principal supplier of the Company or its subsidiary, exists or, to the best of the Company's knowledge, is threatened or imminent.

      (o) Intellectual Property Rights. The Company or its subsidiary own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct its businesses as now conducted, except as such failure to own, possess or acquire such rights would not have a Material Adverse Change and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor its subsidiary has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Prospectus and are not described in all material respects. None of the Intellectual Property Rights employed by the Company have been obtained or are being used by the Company in violation of any contractual obligation binding on the Company or, to the Company's knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons.

      (p) All Necessary Permits, etc. The Company or its subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to so possess would not, singly or in the aggregate, result in a Material Adverse Change and neither the Company nor its subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

      (q) Title to Properties. The Company has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1 (A) (i) above, in

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each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects to title, except such as do not materially interfere with the use made or proposed to be made of such property by the Company. The real property, improvements, equipment and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or its subsidiary.

      (r) Tax Law Compliance. The Company and its subsidiary have filed all necessary federal, state and foreign income and franchise tax returns required to be filed through the date hereof have paid all taxes due thereon and, if due and payable, any related or similar assessment, fine or penalty levied against them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1 (A) (i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company and its subsidiary has not been finally determined.

      (s) Company Not an "Investment Company." The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Common Shares will not be, an "investment company" within the meaning of Investment Company Act.

      (t) Insurance. Each of the Company and its subsidiary is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its business including, but not limited to, policies covering real and personal property owned or leased by the Company or its subsidiary against theft, damage, destruction and acts of vandalism. The Company has no reason to believe that it or its subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or
(ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

      (u) No Price Stabilization or Manipulation. The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Common Shares on the Nasdaq National Market in accordance with Regulation M under the Exchange Act.

      (v) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or its subsidiary or any other person required to be described in the Prospectus which have not been described as required.

      (w) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiary, is made known to the Company's principal

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executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared and (ii) are effective in all material respects to perform the functions for which they were established.

      (x) No Unlawful Contributions or Other Payments. Neither the Company, its subsidiary nor, to the best of the Company's knowledge, any employee or agent of the Company or its subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

      (y) Company's Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (z) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) neither the Company nor its subsidiary is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or its subsidiary received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or its subsidiary is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or its subsidiary, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's knowledge, threatened against the Company or its subsidiary or any person or entity whose liability for any Environmental Claim the Company or its subsidiary has retained or assumed either contractually or by operation of law; and (iii) to the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents,

                                       8
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including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or its subsidiary or against any person or entity whose liability for any Environmental Claim the Company or its subsidiary has retained or assumed either contractually or by operation of law.

      (aa) ERISA Compliance. The Company, its subsidiary and any "employee benefit plan" (as defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiary or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or its subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiary or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiary nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company or its subsidiary or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code satisfies in all material respects the qualification requirements under Section 401(a) of the Code and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification under Section 401(a) of the Code.

      (bb) Brokers. Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any transactions contemplated by this Agreement.

      (cc) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company except as disclosed in the Prospectus.

      (dd) Compliance with Laws. The Company has not been advised, and has no reason to believe, that it and its subsidiary are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

      Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

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      The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

      B. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally, but not jointly, represents, warrants and covenants to each Underwriter as follows:

      (a) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

      (b) The Custody Agreement and Power of Attorney. Each of the (i) Custody Agreement signed by or on behalf of such Selling Stockholder and U. S. Stock Transfer Corporation, as custodian (the "Custodian"), relating to the deposit of the Common Shares to be sold by such Selling Stockholder (the "Custody Agreement") and (ii) Power of Attorney appointing certain individuals named therein as such Selling Stockholder's attorneys-in-fact (each, an "Attorney-in-Fact") to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus (the "Power of Attorney"), of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

      (c) Title to Common Shares to be Sold; All Authorizations Obtained. Such Selling Stockholder has, and on the First Closing Date (as defined below) will have, good and valid title to all of the Common Shares which may be sold by such Selling Stockholder pursuant to this Agreement on such date and the legal right and power, and all authorizations and approvals required by law and under its charter or by-laws, partnership agreement, trust agreement or other organizational documents to enter into this Agreement and its Custody Agreement and Power of Attorney, to sell, transfer and deliver all of the Common Shares which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

      (d) Delivery of the Common Shares to be Sold. Delivery of and payment for the Common Shares which are sold by such Selling Stockholder pursuant to this Agreement will pass good and valid title to such Common Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other claim.

      (e) Non-Contravention; No Further Authorizations or Approvals Required. The execution and delivery by such Selling

Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement and the Power of Attorney will not conflict with, result in a breach of, or constitute a Default under, or require the consent of any other party to, the charter or by-laws, partnership agreement, trust agreement or other organizational documents of such Selling Stockholder or any other agreement or instrument to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in this Agreement, except such as have been obtained by the Company or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD.

      (f) No Registration or Other Similar Rights. Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Prospectus under "Shares Eligible for Future Sale."

      (g) No Further Consents, etc. Except for the (i) exercise by such Selling Stockholder of certain registration rights pursuant to the Fifth Restated Stockholder Rights Agreement dated as of August 15, 2001, (ii) consent of such Selling Stockholder to the respective number of Common Shares to be sold by all of the Selling Stockholders pursuant to this Agreement and (iii) waiver by certain other holders of Common Stock of certain registration rights, no consent, approval or waiver is required under any instrument or agreement to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Common Shares which may be sold by such Selling Stockholder under this Agreement or the consummation by such Selling Stockholder of any of the other transactions contemplated hereby.

      (h) Disclosure Made by Such Selling Stockholder in the Prospectus. All information furnished by or with the approval of such Selling Stockholder in writing expressly for use in the Registration Statement and Prospectus is, and on the First Closing Date and the Second Closing Date will be, true, correct, and complete in all material respects, and does not, and on the First Closing Date and the Second Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. Such Selling Stockholder confirms as accurate the number of shares of Common Stock set forth opposite such Selling Stockholder's name in the Prospectus under the caption "Principal and Selling Stockholders" (both prior to and after giving effect to the sale of the Common Shares).

      (i) No Price Stabilization or Manipulation. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

      (j) Confirmation of Company Representations and Warranties. Nothing has come to the attention of such Selling Stockholder that has caused such Selling Stockholder to believe that the representations and warranties of the Company contained in Section 1(A) hereof are not true and correct, and such Selling Stockholder has reviewed the Registration Statement and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement or the Prospectus which has had or which could reasonably be expected to have a Material Adverse Change and is not prompted to sell shares of Common Stock by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

      Any certificate signed by or on behalf of any Selling Stockholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

      Such Selling Stockholder acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company, counsel to the Underwriters, and counsels to the Selling Stockholders will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

      Section 2. Purchase, Sale and Delivery of the Common Shares.

      (a) The Firm Common Shares. Upon the terms herein set forth, (i) the Company agrees to issue and sell to the several Underwriters an aggregate of
          Firm Common Shares and (ii) the Selling Stockholders, severally and not jointly, agree to sell to the several Underwriters an aggregate of
Firm Common Shares, each Selling Stockholder selling the number of Firm Common Shares set forth opposite such Selling Stockholder's name on Schedule B. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Stockholders the respective number of Firm Common Shares set forth opposite their names on Schedule A. The purchase price per Firm Common Share to be paid by the several Underwriters to the Company and the Selling Stockholders shall be
$     per share.

      (b) The First Closing Date. Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of BAS, 9 West 57th Street New York NY (or such other place as may be agreed to by the Company and the Representatives) at 10:00 a.m. New York
time, on October   , 2004, or such other time and date not later than 1:30 p. m.
New York time, on October   , 2004 as the Representatives shall designate by
notice to the Company (the time and date of such closing are called the "First Closing Date"). The Company and the Selling Stockholders hereby acknowledge that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company, the Selling Stockholders or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.

      (c) The Optional Common Shares; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and
not jointly, up to an aggregate of           Optional Common Shares from the
Company at the purchase price per share to be paid by the Underwriters for the Firm Common Shares. No Optional Common Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneous are, sold and delivered. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of the Prospectus. Such notice shall set forth (i) the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of certificates for the Firm Common Shares and the Optional Common Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Common Shares are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Common Shares to be purchased as the number of Firm Common Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Common Shares (b) the Company agrees, to sell the number of Optional Common Shares set forth in the paragraph "Introductory" of this Agreement. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Selling Stockholders.

      (d) Public Offering of the Common Shares. The Representatives hereby advise the Company and the Selling Stockholders that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Common Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

      (e) Payment for the Common Shares. Payment for the Common Shares to be sold by the Company shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company. Payment for the Common Shares to be sold by the Selling Stockholders shall be made at the First Closing Date by wire transfer of immediately available funds to the order of the Custodian.

      It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriters have agreed to purchase. BAS and Piper, individually and not as the

Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

      Each Selling Stockholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Common Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder's obligations hereunder and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Stockholder hereunder and to hold such amounts for the account of such Selling Stockholder with the Custodian under the Custody Agreement.

      (f) Delivery of the Common Shares. The Company and the Selling Stockholders shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Firm Common Shares to be sold by them at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, certificates for the Optional Common Shares the Underwriters have agreed to purchase from it at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Common Shares shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

      (g) Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. on the second business day following the date the Common Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall request.

      Section 3. Additional Covenants of the Company.

      A. Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

      (a) Representative's Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus, the

Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives reasonably object.

      (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

      (c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(A)(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

      (d) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Representatives may reasonably request.

      (e) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial Securities laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

      (f) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Common Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

      (g) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

      (h) Earnings Statement. The Company will timely file such reports pursuant to the Exchange Act as are necessary to make generally available to its security holders and to the Representatives as soon as practicable an earnings statement (which need not be audited) covering the twelve-month period ending December 31, 2004 that satisfies the provisions of Section 11(a) of the Securities Act.

      (i) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Common Shares as may be required under Rule 463 under the Securities Act.

      (j) Company to Provide Interim Financial Statements. Prior to the Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

      (k) Listing. The Company will use its best efforts to list, subject to notice of issuance, the Common Shares on the Nasdaq National Market.

      (l) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 180th day following the date of the Prospectus, the Company will not, without the prior written consent of BAS and Piper (which consent may be withheld at the sole discretion of BAS or Piper), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Common Shares); provided, however, that the Company may (a) issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options or warrants, pursuant to any warrant, stock option, stock bonus or other stock plan or arrangement described in the Prospectus, but only if the holders of such warrants, shares, options, or shares issued upon exercise of such warrants or options have executed a lock up agreement in the form of Exhibit E hereto, or (b) file a registration statement on Form S-8 with respect to the shares of Common Stock subject to the stock options issued or to be issued pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus. Notwithstanding the foregoing, if (x) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided however, that this sentence shall not apply if any research published or distributed by any Underwriter on the Company would be compliant under Rule 139 of the Securities Act and the Company's securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.

      (m) Future Reports to the Representatives. During the period of five years hereafter the Company will furnish to the Representatives at 9 West 57th Street, New York, NY 10022 Attention: Thomas M. Morrison: (i) copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) copies of any report or communication of the Company mailed generally to holders of its capital stock.

      (n) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Common Shares in such a manner as would require the Company or its subsidiary to register as an investment company under the Investment Company Act.

      (o) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

      (p) Existing Lock-Up Agreement. The Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company's securities in connection with the Company's initial public offering. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing "lock-up" agreements for the duration of the periods contemplated in such agreements.

      B. Covenants of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, further covenants and agrees with each Underwriter:

      (a) Delivery of Forms W-8 and W-9. To deliver to the Representatives prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States Person).

      BAS and Piper, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company or any Selling Stockholder of any one or more of the foregoing covenants or extend the time for their performance. Notwithstanding the foregoing, BAS and Piper, for the benefit of each of the other Representatives, agree not to consent to any action proposed to be taken by the Company, any Selling Stockholder or any other holder of the Company's securities that would otherwise be prohibited by, or to waive compliance by the Company, any Selling Stockholder or any such other security holder with the provisions of, Section 3A(m) or 3B(a) above or any lock-up agreement delivered pursuant to Section 6(k) below without giving each of the other Representatives at least 17 days prior notice (or such shorter notice as each of the other Representatives may deem acceptable to permit compliance with applicable provisions of NASD Conduct Rule 2711(f) restricting publication and distribution of research and public appearances by research analysts before and after the expiration, waiver or termination of a lock-up agreement).

      Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance by the Company and the Selling Stockholders of their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the reasonable attorneys' fees and expenses incurred by the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with listing the Common Stock on the Nasdaq National Market, (ix) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement, (x) fees and expenses of one special counsel for the Selling Stockholders, and (xi) fees and expenses of the Custodian. Except as provided in this Section 4,

Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

      The Selling Stockholders further agree with each Underwriter to pay (directly or by reimbursement) all taxes incident to the sale and delivery of the Common Shares to be sold by such Selling Stockholders to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodian under the provisions of Section 2 of this Agreement).

      This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Stockholders, on the other hand.

      Section 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Common Shares as provided herein on the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders set forth in Sections 1(A) and 1(B) hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Common Shares, as of the Second Closing Date (but only with respect to the representations and warranties of the Company) as though then made, to the timely performance by the Company and the Selling Stockholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

      (a) Accountants' Comfort Letter. On the date hereof, the Representatives shall have received from PricewaterhouseCoopers LLP, independent registered public accounting firm for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representatives shall have received an additional three conformed copies of such accountants' letter for each of the several Underwriters).

      (b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date:

            (i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the Representative's consent thereto, the Company shall have filed a Term Sheet with the Commission in the manner and within the time period required by such Rule 424(b);

            (ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

            (iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

      (c) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, in the judgment of the Representatives there shall not have occurred any Material Adverse Change.

      (d) Opinion of Counsel for the Company. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the opinion of Latham & Watkins LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A (and the Representatives shall have received an additional three conformed copies of such counsel's legal opinion for each of the several Underwriters).

      (e) Opinion of Special Regulatory Counsel for the Company. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the opinion of Covington & Burling, special regulatory counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit B (and the Representatives shall have received an additional three conformed copies of such counsel's legal opinion for each of the several Underwriters).

      (f) Opinion of Special Patent Counsel for the Company. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the opinion of Fulwider Patton Lee & Utecht, LLP, special patent counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit C (and the Representatives shall have received an additional three conformed copies of such counsel's legal opinion for each of the several Underwriters).

      (g) Opinion of Counsel for the Underwriters. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinion of Cooley Godward LLP, counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to the Underwriters (and the Representatives shall have received an additional three conformed copies of such counsel's legal opinion for each of the several Underwriters).

      (h) Officers' Certificate. On each of the First Closing Date and the Second Closing Date the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsection (b)(ii) of this Section 5, and further to the effect that:

            (i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

            (ii) the representations, warranties and covenants of the Company set forth in Section 1(A) of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

            (iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

      (i) Bring-down Comfort Letter. On each of the First Closing Date and the Second Closing Date the Representatives shall have received from PricewaterhouseCoopers LLP, independent registered public accounting firm for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be (and the Representatives shall have received an additional three conformed copies of such accountants' letter for each of the several Underwriters).

      (j) Opinion of Counsel for the Selling Stockholders. On the First Closing Date, the Representatives shall have received the opinion of each of Dykema Gossett PLLC, special counsel for Stockwell Fund, L.P., Bank of America Ventures, Lighthouse Capital Partners II, L.P. and J.P. Morgan H&Q, and counsel for General Mills Group Trust, dated as of such Closing Date, the form of which is attached as Exhibit D (and the Representatives shall have received an additional three conformed copies of such counsels' legal opinions for each of the several Underwriters).

      (k) Selling Stockholders' Certificate. On the First Closing Date, the Representatives shall receive a written certificate executed by each Selling Stockholder, dated as of such Closing Date, to the effect that:

            (i) the representations, warranties and covenants of such Selling Stockholder set forth in Section 1(B) of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Stockholder on and as of such Closing Date; and

            (ii) such Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

      (l) Selling Stockholders' Documents. On the date hereof, the Company and the Selling Stockholders shall have furnished for review by the Representatives copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Stockholders and such further information, certificates and documents as the Representatives may reasonably request.

      (m) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit E hereto from each director, officer and beneficial owners of at least 99% of the Common Stock or securities convertible into Common Stock), and such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

      (n) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

      If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company and the Selling Stockholders at any time on or prior to the First Closing Date and, with respect to the Optional Common Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

      Section 6. Reimbursement of Underwriters' Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5, Section 7, Section 11 or Section 17, or if the sale to the Underwriters of the Common Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

      Section 7. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act.

      Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company or the Selling Stockholders to any Underwriter, except that if this agreement is terminated by the Company, the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 4 hereof, (b) of any Underwriter to the Company or the Selling Stockholders, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

      Section 8. Indemnification.

      (a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of one counsel chosen by BAS and Piper) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented, if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

      (b) Indemnification of the Underwriters by the Selling Stockholders. Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Selling Stockholders), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based
(i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading but only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing to the Company by or with the approval of such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of one counsel chosen by BAS and Piper) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Selling Stockholders by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented, if the Selling Stockholders shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. Each Underwriter hereby acknowledges that the only information that any Selling Stockholder furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the respective statements concerning such Selling Stockholder set forth in the table in the third paragraph under the caption "Principal and Selling Stockholders" in the Prospectus and associated footnotes thereto. The liability of each Selling Stockholder under the indemnity agreement contained in this paragraph 8(b) shall be limited to an amount equal to the net proceeds received by such Selling Stockholder from the offering of the Securities sold by such Selling Stockholder pursuant to this Agreement.

      (c) Indemnification of the Company, its Directors and Officers and the Selling Stockholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Stockholders and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Securities Act against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company and the Selling Stockholders by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Stockholder or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and each of the Selling Stockholders, hereby acknowledges that the only information that the Underwriters have furnished to the Company and the Selling Stockholders expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the table in the first paragraph and in the fourth, eighth and fourteenth paragraphs under the caption "Underwriting" in the Prospectus; and the Underwriters confirm that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

      (d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying parties (BAS and Piper in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

      (e) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, not to be unreasonably withheld, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

      (f) Indemnification of the QIU. Without limitation and in addition to its obligation under the other subsections of this Section 8, the Company agrees to indemnify and hold harmless the QIU, its officers and employees and each person, if any, who controls the QIU within the meaning of Section 15 of the Securities Act from and against any loss, claim, damage, liabilities or expense, as incurred, arising out of or based upon the QIU's acting as a "qualified independent underwriter" (within the meaning of Rule 2720 to the NASD's Conduct Rules) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified person for any legal or other expense reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense results from the gross negligence or willful misconduct of the QIU.

      Section 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus (or, if Rule 434 under the Securities Act is used, the corresponding location on the Term Sheet) bear to the aggregate initial public offering price of the Common Shares as set forth on such cover. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

      The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

      Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this

Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

      Notwithstanding any other provision of this Agreement, the liability of the Selling Stockholders to contribute pursuant to Section 9 shall be several and not joint and shall be limited to the net proceeds received by such Selling Stockholder from the offering of the Securities sold by such Selling Stockholder pursuant to this Agreement.

      Section 10. Default of One or More of the Several Underwriters. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Common Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Common Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Common Shares and the aggregate number of Common Shares with respect to which such default occurs exceeds 10% of the aggregate number of Common Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

      As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      Section 11. Termination of this Agreement. Prior to the First Closing Date this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq National Market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York, Delaware or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the reasonable judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company or the Selling Stockholders to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company or the Selling Stockholders, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

      Section 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Stockholders, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

      Section 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

      If to the Representatives:

   Banc of America Securities LLC
   9 West 57th Street
   New York,  NY 10019
   Facsimile:  (212)
   Attention:  Thomas M. Morrison

      and

   Piper Jaffray & Co.
   800 Nicollet Mall
   Suite 800

   Minneapolis, MA  55402
   Facsimile:  (612)
   Attention:

      with a copy to:

   Banc of America Securities LLC
   9 West 57th Street
   New York, New York 10019
   Facsimile:  (212) 583-8567
   Attention:  Legal Department

      and

   Piper Jaffray & Co.
   800 Nicollet Mall
   Suite 800
   Minneapolis, MA  55402
   Facsimile:  (612) 303-1350
   Attention: Legal Department

      with a copy to:

   Cooley Godward LLP
   Five Palo Alto Square
   3000 El Camino Real
   Palo Alto, CA  91306
   Facsimile:  (650) 849-7400
   Attention:  Laura A. Berezin, Esq.

      If to the Company:

   VNUS Medical Technologies, Inc.
   2200 Zanker Road, Suite F
   San Jose, CA  95131
   Facsimile:  (408) 944-0292
   Attention:  Brian E. Farley

      with a copy to:

   Latham & Watkins LLP
   650 Town Center Drive
   20th Floor
   Costa Mesa, CA  92626
   Facsimile: (714) 755-8290
   Attention:  Jonn R. Beeson, Esq.

      If to the Selling Stockholders:

   At the respective address set forth
   under the name of each Selling
   Stockholder on Schedule B

      with copies to:

   Dykema Gossett PLLC
   39577 Woodward Ave, Suite 300
   Bloomfield Hills, MI 48304
   Facsimile : (248) 203-0763
   Attn:  D. Richard McDonald, Esq.

   U. S. Stock Transfer Corporation
   1745 Gardena Avenue
   Glendale, CA 91204-2991
   Facsimile: (818) 502-0674
   Attention:  Mark Cano

      Any party hereto may change the address for receipt of communications by giving written notice to the others.

      Section 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

      Section 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

      Section 16. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

      Section 17. Failure of One or More of the Selling Stockholders to Sell and Deliver Common Shares. If (a) one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Common Shares to be sold and delivered by such Selling Stockholders at the First Closing Date pursuant to this Agreement, and (b) the Company, upon receipt of written notice from the Representatives of the failure of one or more Selling Stockholders described in clause (a), fails to increase the number of Common Shares to be sold by it at the First Closing Date by that number of Common Shares listed on Schedule A for each defaulting Selling Stockholder, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 4, 6, 8 and 9 hereof, the Company or the Selling Stockholders, or (ii) purchase the shares which the Company and other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Common Shares to be sold and delivered by such Selling Stockholders pursuant to this Agreement at the First Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Stockholders, to postpone the First Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

      Section 18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

      Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of
Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

      The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the QIU, the officers or employees of any Underwriter or the QIU, any person controlling any Underwriter or the QIU, the Company, the officers or employees of the Company, any person controlling the Company, any Selling Stockholder or any person controlling such Selling Stockholder, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

      Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholders, the Underwriters, the Underwriters' officers and employees, the QIU, the QIU's officers and employees, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

                            [SIGNATURE PAGE FOLLOWS]

      If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                        Very truly yours,

                                        VNUS MEDICAL TECHNOLOGIES, INC.

                                        By:
                                           -------------------------------------
                                           President and Chief Executive Officer

                                        SELLING STOCKHOLDERS

                                        By:
                                           -------------------------------------

                                        By:
                                           -------------------------------------

                                        As Attorneys-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule B to this Agreement.


      The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in San Francisco, California as of the date first above written.

BANC OF AMERICA SECURITIES LLC
PIPER JAFFRAY & CO.

   Acting as Representatives of the
   several Underwriters named in
   the attached Schedule A.

By Banc of America Securities LLC
                                           By:
                                              ----------------------------------
                                              Managing Director

By Piper Jaffray & Co.
                                           By:
                                              ----------------------------------
                                              Managing Director

SCHEDULE A

                                                                 NUMBER OF FIRM
                                                                COMMON SHARES TO
UNDERWRITERS                                                      BE PURCHASED
-----------------------------------------------------------     ----------------
Banc of America Securities LLC.............................
Piper Jaffray & Co.........................................
William Blair & Company....................................

      Total................................................

SCHEDULE B

                                                                 NUMBER OF FIRM
                                                                COMMON SHARES TO
SELLING STOCKHOLDER                                                 BE SOLD
-----------------------------------------------------------     ----------------
Stockwell Fund, L.P.
   190 South LaSalle Street, Suite 2830
   Chicago, IL  60603
   Attention:  ............................................
Bank of America Ventures
   950 Tower Lane, Suite 700
   Foster City, CA  94404
   Attention:  ............................................
Hambrecht & Quist California
   560 Mission Street, 10th Floor
   San Francisco, CA  94105
   Attention:  ............................................
Hambrecht & Quist Employee Venture Fund L.P., II
   560 Mission Street, 10th Floor
   San Francisco, CA  94105
   Attention:  ............................................
GMI/DRI Investment Trust
   c/o GMI Treasury Department
   Number One General Mills Boulevard
   Minneapolis, MN  55426
   Attention:  ............................................
General Mills Group Trust
   c/o GMI Treasury Department
   Number One General Mills Boulevard
   Minneapolis, MN  55426
   Attention:  ............................................
Lighthouse Capital Partners II, L.P.
   500 Drake's Landing Road
   Greenbrae, CA  94904
   Attention:  ............................................

      Total................................................

                                                                       EXHIBIT A

      Opinion of counsel for the Company to be delivered pursuant to Section 5(d) of the Underwriting Agreement.

                                                                       EXHIBIT B

      Opinion of counsel for the Company to be delivered pursuant to Section 5(e) of the Underwriting Agreement.

                                                                       EXHIBIT C

Opinion of counsel for the Company to be delivered pursuant to Section 5(f) of the Underwriting Agreement.

                                                                       EXHIBIT D

      The opinion of such counsel pursuant to Section 5(j) shall be rendered to the Representatives at the request of the Company and shall so state therein.

                                                                       EXHIBIT E

July __, 2004

Banc of America Securities LLC
Piper Jaffray & Co.
William Blair & Co.
   As Representatives of the Several Underwriters
c/o Banc of America Securities LLC
9 West 57th Street
New York, NY 10019

Re:   VNUS Medical Technologies, Inc. (the "Company")

Ladies and Gentlemen:

      The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the "Offering") for which you will act as the representatives of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

      In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned's household not to), without the prior written consent of Banc of America Securities LLC and Piper Jaffray & Co. (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the Prospectus. If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The foregoing sentences shall not apply to (i) transactions relating to shares of Common Stock or other securities acquired in open market transactions after completion of the Offering, (ii) the transfer of any or all of the shares of Common Stock, stock options or warrants owned by the undersigned, either during the undersigned's lifetime or on death, by gift, will or intestate succession to the immediate family of the undersigned or transfers to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of the undersigned's immediate family,
(iii) sales, dispositions or other transfers to members of the undersigned's family or affiliates of the undersigned, including its partners (if a partnership) or its members (if a limited liability company) or (iv) transfers to the underwriters pursuant to the Offering and the Underwriting Agreement; provided, however, that in any transfer pursuant to clause (ii) or (iii) it shall be a condition to such transfer that the transferee executes and delivers to Banc of America Securities LLC and Piper Jaffray & Co. an agreement stating that the transferee is receiving and holding the Common Stock subject to the provisions of this letter agreement, and there shall be no further transfer of such Common Stock except in accordance with this letter.

      The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

      With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

      This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. This agreement shall automatically terminate upon the earliest to occur, if any, of: (a) either Banc of America Securities LLC and Piper Jaffray & Co., on the one hand, or the Company, on the other hand, advising the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (b) termination of the Underwriting Agreement entered into between the Company and the underwriters before the sale of any Common Stock to the underwriters or (c) December 31, 2004, in the event that the registration statement has not been declared effective by that date.



----------------------------------------
         Printed Name of Holder

By:
   -------------------------------------
                Signature



----------------------------------------------------
          Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

                                        2